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                      BUILDERS PROLOAN FUND, INC.

                        MANAGEMENT AGREEMENT


            Agreement made as of this ___ day of ________, 1997 between Builders ProLoan Fund, Inc., a Maryland corporation (the "Fund"), and Capital Mortgage Management, Inc. (the "Manager"), a Delaware corporation.

            WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company consisting of one or more series (each a "Portfolio") of shares, each having its own investment policies; and

            WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

            WHEREAS, the Fund desires to retain the Manager as investment adviser to furnish investment advisory and portfolio management services to the Fund with respect to its existing portfolio and such other portfolios as the Fund and the Manager shall agree upon (collectively, the "Portfolios"), and the Manager is willing to furnish such services;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1.  APPOINTMENT.  The Fund hereby appoints Capital Mortgage
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Management, Inc. as investment adviser of the Fund and each Portfolio, if any, listed on Schedule A of this Agreement (as such schedule may be amended from time to time) for the period and on the terms set forth in this Agreement. Capital Mortgage Management, Inc. accepts such appointment and agrees to render the services herein set forth for the compensation as set forth on Schedule A. In the performance of its duties, the Manager will act in the best interests of the Fund and each Portfolio and will comply with:
(a) applicable laws and regulations, including, but not limited to, the 1940 Act, (b) the terms of this Agreement, (c) the Fund's Articles of Incorporation, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act and any amendments thereto, (d) the stated investment objective, policies and restrictions of the Fund and each applicable Portfolio, and (e) such other guidelines as the Board of Directors of the Fund ("Board of Directors") reasonably may establish. The Manager shall not be responsible for the management or investment of the assets of the Fund.

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            2.  DUTIES AS INVESTMENT ADVISER.
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            (a)   Subject to the supervision of the Board of Directors, the
Manager shall be responsible for consulting with the Fund with respect to the selection and review of the portfolio manager (the "Portfolio Manager") for the Fund, as well as consulting with the Portfolio Manager with respect to the duties of the Portfolio Manager under the Subadvisory Agreement between the Manager and the subadviser for the Fund. The Manager shall consult with the Portfolio Manager of the Fund from time to time regarding general investment strategies and specific portfolio purchases on behalf of the Fund. The Manager may, in its own discretion, elect to provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments and cash equivalents in the Fund. The Portfolio Manager will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio.
The Portfolio Manager will exercise full discretion and act for the Fund in the same manner and with the same force and effect as such Fund itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

            (b) The Manager shall make its officers and agents available to the Board of Directors and officers of the Fund for consultation and discussions regarding the management of the Fund, its investment activities and the ProLoan Program (as described in the Fund's current registration statement).

            (c) The Manager will administer the affairs of the Fund's ProLoan Program (as described in its current registration statement), subject to the supervision of the Board of Directors and the following understandings:

                 i. The Manager will supervise all aspects of the operations of the Fund's ProLoan Program, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the Fund's affairs.

                 ii. The Manager will provide the Fund with office facilities and such administrative and clerical services as are deemed necessary or advisable by the Manager with respect to the ProLoan program.

                 iii. The Manager will investigate and, with appropriate approval of the Board of Directors, select and negotiate with mortgage originators in various locations throughout the United States who will offer ProLoan mortgages under the ProLoan Program.

                 iv. The Manager will establish standards for those mortgages that shall be deemed to be "Qualified Mortgage Loans" (as described in the Fund's current registration statement) under the ProLoan Program.

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                 v.    The Manager will arrange, but not pay, for the
            preparation of promotional materials regarding the ProLoan
            Program.

                 vi. The Manager will hold itself available to respond to shareholder inquiries regarding the ProLoan Program.

            (d) The Manager will provide the Board of Directors on a regular basis with economic and investment analyses and reports regarding the ProLoan Program and make available to the Board upon request any economic, statistical or investment services requested by the Board.

            (e) Any of the foregoing functions with respect to any or all Portfolios may be delegated by the Manager, at the Manager's expense, to another appropriate party (including an affiliated party), subject to such approval by the Board of Directors and shareholders of each affected Portfolio as may be required by the 1940 Act. The Manager shall oversee the performance of delegated functions by any such party and shall furnish to the Fund with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

            4.  SERVICES NOT EXCLUSIVE.  The services furnished by the
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Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

            5.  BOOKS AND RECORDS.  In compliance with the requirements
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of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

            6.  EXPENSES.  During the term of this Agreement, the Fund will
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bear all expenses not specifically assumed by the Manager incurred in its operations and the offering of its shares. Expenses borne by the Fund will include, but not be limited to, the following (or each Portfolio's proportionate share of the following): (a) brokerage commissions relating to securities purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by the Manager and the Fund's administrator; (c) expenses of organizing the Fund and the Portfolios; (d) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under federal securities laws and maintaining such registration and qualification and fees payable to any state or jurisdiction in which the Fund's shares will be offered for sale; (e) distribution fees; (f) fees and salaries payable to the members of the Board of Directors and officers who are not officers or employees of the Manager or interested persons (as defined in the 1940 Act) of any investment adviser or distributor of the Fund; (g) taxes (including any income or franchise taxes) and governmental fees; (h) costs of any liability, uncollectible

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items of deposit and other insurance or fidelity bonds; (i) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (j) legal, accounting and auditing expenses; (k) charges of custodians, transfer agents and other agents;
(l) costs of preparing share certificates; (m) expenses of printing Prospectuses and supplements thereto for shareholders, reports and statements to shareholders and proxy material; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; and (o) fees and other expenses incurred in connection with membership in investment company organizations.

            The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager pursuant to this Agreement, the Fund may reduce the fee payable to the Manager pursuant to paragraph 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Manager on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

            7.  COMPENSATION.   For the services provided and the expenses
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assumed pursuant to this Agreement with respect to each Portfolio, the Fund will pay the Manager, effective from the date of this Agreement, a fee which is computed daily and paid monthly from each Portfolio's assets at the annual rates as percentages of that Portfolio's average daily net assets as set forth in the attached Schedule A, which schedule can be modified from time to time to reflect changes in annual rates or the addition or deletion of a Portfolio from the terms of this Agreement, subject to appropriate approvals required by the 1940 Act. If this Agreement becomes effective or terminates with respect to any Portfolio before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

            8.  LIMITATION OF LIABILITY OF THE MANAGER.  The Manager
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shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, employee, or agent of the Manager, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Manager even though paid by it.

            9.  DURATION AND TERMINATION.  This Agreement shall become
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effective upon its execution; provided, that with respect to any Portfolio now existing or hereafter created, this agreement shall not take effect unless it first has been approved by a vote of a majority of:

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(a) those directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) that Portfolio's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter until terminated without the payment of any penalty as follows:

                  i. By vote of a majority of its directors, or by the affirmative vote of a majority of the outstanding shares of such Portfolio, the Fund may at any time terminate this Agreement with respect to any or all Portfolios by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager at its principal offices; or

                  ii. With respect to any Portfolio, if: (i) the directors or the shareholders of that Portfolio by the affirmative vote of a majority of the outstanding shares of such Portfolio, and (ii) a majority of the directors who are not interested persons of the Fund or of the Manager or of any subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Portfolio for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Manager may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder with respect to that Portfolio; or

                  iii. The Manager may at any time terminate this Agreement with respect to any or all Portfolios by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid to the Fund.

                  iv. This Agreement automatically and immediately will terminate in the event of its assignment.

            10. AMENDMENT OF THIS AGREEMENT.  No provision of this
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Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement with respect to any Portfolio shall be effective until approved by vote of the holders of a majority of that Portfolio's outstanding voting securities.

            11.  NAME OF FUND.  The Fund may use the name "ProLoan" or
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"Builders ProLoan Fund, Inc." only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager. At such time as such an agreement shall no

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longer be in effect, the Fund will (to the extent that it lawfully can) cease to use any name derived from Builders ProLoan Fund, Inc. or Capital Mortgage Management, Inc., or any successor organization.

            12.  GOVERNING LAW.  This Agreement shall be construed in
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accordance with the laws of the State of Missouri, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Missouri conflict with the applicable provisions of the 1940 Act, the latter shall control.

            13.  DEFINITIONS.    As used in this Agreement, the terms
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"majority of the outstanding voting securities," "interested person," and
"assignment" shall have the same meanings as such terms have in the 1940 Act.

            14.  SEVERABILITY.  If any provision of this Agreement shall be
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held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

            15.  MISCELLANEOUS.  The captions in this Agreement are included
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for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




Attest:                             BUILDERS PROLOAN FUND, INC.




By: ________________________  By: ______________________________


Attest:                             CAPITAL MORTGAGE MANAGEMENT, INC.




By: ________________________  By: ______________________________

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                               SCHEDULE A
                                 TO THE
                          MANAGEMENT AGREEMENT
                                BETWEEN
                   CAPITAL MORTGAGE MANAGEMENT, INC.
                                  AND
                       BUILDERS PROLOAN FUND, INC.


            As compensation pursuant to section 7 of the Management Agreement between Capital Mortgage Management, Inc. (the "Manager") and Builders ProLoan Fund, Inc. (the "Fund"), the Fund shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rate as a percentage of the Fund's average daily net assets:


            (1) For the ProLoan Fund, Inc.

                  Average Daily                   Advisory Fee as % of
                   Net Assets                    Average Daily Net Assets
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                      All                                 0.15%


            plus all fees payable to the Fund's subadviser.



Dated:                        , 1997
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